Exhibit 4.2

RESPONSYS, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

January 6, 2003

i

5.8	Severability	19
5.9	Aggregation of Stock	19
5.10	Additional Investors	19
5.11	Termination of Prior Agreement	19

ii

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 6th day of January, 2003, by and among Responsys, Inc., a California corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and the holders of Common Stock listed on Schedule B hereto, each of which is herein referred to as a “Founder.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or shares of Common Stock issued upon conversion thereof (the “Existing Preferred Stock”) and possess registration rights, information rights, rights of first offer, and other rights pursuant to an Investors’ Rights Agreement dated as of March 29, 2001 by and among the Company, certain holders of Common Stock and such Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the holders of seventy five percent (75%) of the outstanding Registrable Securities (as such term is defined in the Prior Agreement);

WHEREAS, the Existing Investors, as holders of greater than seventy five percent (75%) of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company, desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain Investors are parties to the Series E Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Investors (the “Series E Agreement”), which provides that as a condition to the closing of the sale of the Series E Preferred Stock (the “Series E Preferred Stock,” collectively with the Existing Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Investors holding greater than seventy five percent (75%) of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company, and the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof; provided, however, that the Founders shall not be deemed to be Holders for purposes of Sections 1.2, 1.4, 1.12 and 5.7.

(d) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(e) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(f) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the Common Stock issued to the Founders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.4, 1.12, 2.1, 2.2, 2.4 and 5.7 and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(h) The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(i) The term “Rule 144” shall mean Rule 144 under the Act.

(j) The term “Rule 144(k)” shall mean subsection (k) of Rule 144 under the Act.

(k) The term “SEC” shall mean the Securities and Exchange Commission.

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) two (2) years after the date of this

Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within thirty (30) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company in accordance with Section 5.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other shareholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below forty percent (40%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included. For purposes of the preceding sentence concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4 Form S-3 Registration. In case the Company shall receive from the Holders of at least twenty percent (20%) of the Registrable Securities (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $3,000,000;

(iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period;

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.4; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.4.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any Controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have mired the defect giving rise to such loss, claim, damage or liability.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies),

(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 300,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of sixty six and two-thirds percent (66 2/3%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13 “Market Stand-Off’ Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than two percent (2%) shareholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of the Initial Offering, (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder can sell all shares held by it in compliance with Rule 144(k), or (iii) after the consummation of a Liquidation Event, as that term is defined in the Company’s Amended and Restated Articles of Incorporation (as amended from time to time).

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) (a “Major Investor”):

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) within thirty (30) days of the end of each month, an unaudited balance sheet of the Company as of the end of each such month, and an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month and for the current fiscal year to date, in reasonable detail, including a comparison to plan figures for such period, prepared in accordance with GAAP consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made; and

(c) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, an annual budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

2.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that the Board in good faith considers to be a trade secret or similar confidential information.

2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (i) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (iii) the consummation of a Liquidation Event, as that term is defined in the Company’s Amended and Restated Articles of Incorporation (as amended from time to time).

2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Investor” includes any general partners and affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 5.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Registrable Securities issued and held by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).

(c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Company’s Board of Directors; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance and sale of Series E Preferred Stock pursuant to the Series E Agreement or (vi) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are primarily for other than equity fmancing purposes. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e) The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund.

(f) The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) the Company’s sale of its Common Stock or other securities pursuant to Registration Statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (ii) a Liquidation Event, as that term is defined in the Company’s Amended and Restated Articles of Incorporation (as amended from time to time).

2.5 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement or a Consulting Agreement in substantially the form approved by the Company’s Board of Directors.

2.6 Termination of Certain Covenants. The covenants set forth in Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) the Company’s sale of its Common Stock or other securities pursuant to Registration Statement under the Act, in the aggregate (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (ii) a Liquidation Event, as that term is defined in the Company’s Amended and Restated Articles of Incorporation (as amended from time to time).

2.7 Indemnification and Advancement.

(a) The Company hereby agrees to hold harmless and indemnify the Investors, the Investors’ direct and indirect subsidiaries, affiliated entities and corporations, and each of their partners, members, officers, directors, employees, stockholders, agents, and representatives (collectively, referred to as the “Investor Indemnitees”) against any and all expenses (including attorneys’ fees), damages, judgments, fines, amounts paid in settlements, or any other amounts that an Investor Indemnitee incurs as a result of any claim or claims made against it in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the Investors’ actions in connection with the purchase by the Investors of the Company’s Series E Preferred Stock (a “Financing-Based Claim”); provided, however, that no Investor Indemnitee shall be entitled to be held harmless or indemnified by the Company for acts, conduct or omissions as to which there has been a final adjudication that such Investor Indemnitee engaged in intentional misconduct or in knowing and culpable violation of the law.

(b) The Company shall reimburse, promptly following request therefor, all reasonable expenses incurred by an Investor Indemnitee in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to, a Financing-Based Claim, provided, however, that no Investor Indemnitee shall be entitled to reimbursement in connection with acts, conduct or omissions as to which there has been a final adjudication that such Investor Indemnitee engaged in intentional misconduct, in knowing and culpable violation of the law.

(c) The Company’s indemnity obligations set forth above are subject to the Investors providing prompt written notice of a claim. The Company shall control the defense of any such action and, at its discretion, may enter into a stipulation of discontinuance or settlement thereof; provided that the Company may not discontinue any action or settle any claim in a manner that does not unconditionally release the Investors without the Investors’ prior written approval. The Investors shall, at the Company’s expense and reasonable request, cooperate with the Company in any such defense and shall make available to the Company at the Company’s expense all those persons, documents (excluding attorney/client or attorney work product materials) reasonably required by the Company in the defense of any such action. The Investors may, at their expense, assist in such defense.

(d) The Company’s aggregate cumulative liability under this Section shall be limited to the amount received by the Company pursuant to the transactions contemplated by the Purchase Agreement.

3. Board of Directors.

3.1 Common Directors. With respect to two (2) members of the Company’s Board of Directors that the Articles of Incorporation provides are to be elected by the holders of Common Stock and Preferred Stock, the Investors and the Founders hereby agree to vote all of their shares of Common Stock now owned or hereafter acquired in favor of the person serving as the Chief Executive Officer of the Company (or, if there is no Chief Executive Officer of the Company, the person then serving as the President), and one designee nominated by the holders of a majority of the Common Stock then outstanding.

3.2 Series A Directors. With respect to those two (2) members of the Company’s Board of Directors that the Articles of Incorporation provides are to be elected by the holders of Series A Preferred Stock, the Investors hereby agree to vote all of their shares of Series A Preferred Stock now owned or hereafter acquired in favor of one designee of Foundation Capital II, L.P., who shall initially be Mike Schuh, and one designee of Accel VI L.P., who shall initially be Bruce Golden.

3.3 Series C Directors. With respect to one member of the Company’s Board of Directors that the Articles of Incorporation provides is to be elected by the holders of Series C Preferred Stock, the Investors hereby agree to vote all of their shares of Series C Preferred Stock now owned or hereafter acquired in favor of one designee of Sigma Partners 6, L.P., who shall initially be Greg Gretsch.

3.4 Other Directors. With respect to those remaining members of the Company’s Board of Directors that the Articles of Incorporation provides are to be elected by the holders of Common Stock and Preferred Stock (voting together as a single class and not as separate series and on an as-converted basis), the Investors and the Founders hereby agree to vote all of their shares of Common Stock and Preferred Stock now owned or hereafter acquired in favor of persons mutually acceptable to all then-existing directors.

3.5 Grant of Proxies. Should the provisions of this Section 3 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Section 3 by any party, that this Section 3 shall be specifically enforceable, and that any breach or threatened breach of this Section 3 shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

4. Bring Along Right. In the event that (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that would result in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or in which the shareholders of the Company immediately prior to such transaction would own, as a result of such transaction, less than a majority of the voting securities, in the same relative proportions, of the successor or surviving corporation immediately thereafter; or (ii) a sale of all or substantially all of the assets of this corporation (such events described in subsections (i) and (ii) are referred to herein as a “Sale of the Company”) is approved by the Board and the holders of two-thirds of the outstanding shares of Series E Preferred Stock, then each Investor and Founder hereby agree(s) with respect to all securities of the Company which they own or otherwise exercise voting or dispositive authority:

(i) in the event such transaction is to be brought to a vote at a shareholder meeting, after receiving proper notice of any meeting of shareholders of the Company to vote on the approval of a Sale of the Company, to be present, in person or by proxy, as a holder of shares of voting securities, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings;

(ii) to vote (in person, by proxy or by action by written consent, as applicable) all shares of the capital stock of the Company as to which it has beneficial ownership in favor of such Sale of the Company and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(iii) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(iv) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company.

Except for this Agreement, neither any of the parties hereto nor any affiliates thereof shall deposit any shares of capital stock beneficially owned by such person in a voting trust or subject any such shares of capital stock to any arrangement or agreement with respect to the voting of such shares of capital stock.

5. Miscellaneous.

5.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

5.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 5.5).

5.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

5.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 2.1, Section 2.2, Section 2.3 and Section 2.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of seventy five percent (75%) of the Registrable Securities; provided, however, that in the event that such amendment or waiver adversely affects the obligations or rights of the Founders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the holders of a majority in interest of the Founders. The provisions of Section 2.1, Section 2.2, Section 2.3 and Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of seventy five percent (75%) of the Registrable Securities that are held by Major Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

5.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

5.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.10 Additional Investors. Notwithstanding Section 5.7, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series E Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Series E Agreement.

5.11 Termination of Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

RESPONSYS, INC.

By:	/s/ David Mahler
Name: Dave Mahler
Title: Chief Executive Officer

FOUNDERS:

/s/ Anand Jagannathan
Anand Jagannathan

/s/ Raghunath Raghavan
Raghunath Raghavan

/s/ George Wiedemann
George Wiedemann

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

ACCEL VI L.P.

By:	Accel VI Associates L.L.C. Its General Partner

By:	/s/ illegible
ATTORNEY-IN-FACT

ACCEL VI-S L.P.

By:	Accel VI Associates L.L.C. Its General Partner

By:	/s/ illegible
ATTORNEY-IN-FACT

ACCEL INTERNET FUND II L.P.

By:	Accel Internet Fund II Associates L.L.C. Its General Partner

By:	/s/ illegible
ATTORNEY-IN-FACT

ACCEL KEIRETSU VI L.P.

By:	Accel Keiretsu VI Associates L.L.C. Its General Partner

By:	/s/ illegible
ATTORNEY-IN-FACT

ACCEL INVESTORS ’98 L.P.

By:	/s/ illegible
ATTORNEY-IN-FACT

ACCEL INVESTORS ’98-S L.L.C.

By:	Accel VI Associates L.L.C. Its General Partner

By:	/s/ illegible
ATTORNEY-IN-FACT

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

SIGMA PARTNERS 6, L.P.

By:	Sigma Management 6, L.L.C. Its General Partner

By:	/s/ illegible
Its: Managing Director

SIGMA ASSOCIATES 6, L.P.

By:	Sigma Management 6, L.L.C. Its General Partner

By:	/s/ illegible
Its:	Managing Director

SIGMA INVESTORS 6, L.P.

By:	Sigma Management 6, L.L.C. Its General Partner

By:	/s/ illegible
Its:	Managing Director

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

FOUNDATION CAPITAL II, L.P.

By: Foundation Capital Management II, LLC

By:	/s/ illegible
Manager

FOUNDATION CAPITAL II ENTREPRENEURS FUND, LLC

By: Foundation Capital Management II, LLC

By:	/s/ illegible
Manager

FOUNDATION CAPITAL II PRINCIPALS FUND, LLC

By: Foundation Capital Management II, LLC

By:	/s/ illegible
Manager

FOUNDATION CAPITAL LEADERSHIP FUND, L.P.

By: FC Leadership Management Co., LLC, its General Partner

By:	/s/ illegible
Manager

FOUNDATION CAPITAL LEADERSHIP PRINCIPALS, LLC

By:	/s/ illegible
Manager

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

REDPOINT VENTURES 1, L.P., by its General Partner

By:	Redpoint Ventures I, LLC

By:	/s/ Tim Haley
Tim Haley, Managing Director

REDPOINT TECHNOLOGY PARTNERS Q-1, L.P., by its General Partner

By:	Redpoint Ventures I, LLC

By:	/s/ Tim Haley
Tim Haley, Managing Director

REDPOINT TECHNOLOGY PARTNERS A-1, L.P., by its General Partner

By:	Redpoint Ventures I, LLC

By:	/s/ Tim Haley
Tim Haley, Managing Director

REDPOINT ASSOCIATES I, LLC, by its Manager

By:	Redpoint Ventures I, LLC

By:	/s/ Tim Haley
Tim Haley, Managing Director

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

RBW Investments, LLC

/s/ C. Woodrow Rea Jr.
C. Woodrow Rea Jr.
Managing Director

The Entrepreneurs’ Fund II, L.P. By: BW Management II, LLC, its general partner

/s/ C. Woodrow Rea Jr.
C. Woodrow Rea Jr.
Managing Director

The Entrepreneurs’ Growth Fund, L.P. By: BW Management II, LLC, its general partner

/s/ C. Woodrow Rea Jr.
C. Woodrow Rea Jr.
Managing Director

The Entrepreneurs’ Fund, L.P. By: BW Management II, LLC, its general partner

/s/ Jeffrey T. Webber
Jeffrey T. Webber
Managing Director

/s/ Jeffrey T. Webber
Jeffrey T. Webber

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

The Board of Trustees of the Leland Stanford Junior University (Daper l)

Signature	/s/ Tyler Edelstein

Name	Tyler Edelstein
(please print)

Title	Managing Director, Separate Investment Division
(please print title if applicable)

Address	Stanford Management Company
2770 Sand Hill Road Menlo Park, CA 94025

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

Signature	/s/ Farouk Arjani

Name	Farouk Arjani
(please print)

Title	Trustee, Farouk Arjani Trust
(please print title if applicable)

Address	[Intentionally deleted]

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

Signature	/s/ illegible

Name	Sabeer Bhatia Trust U/D/T Aug 6, 1998
(please print)

Title	Trustee
(please print title if applicable)

Address	[Intentionally deleted]

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

Signature	/s/ Dana A. Johnson

Name	Dana A. Johnson
(please print)

Title	Trustee of the Scott F. Johnson and Dana A. Johnson Living Revocable Trust dated 2/26/92
(please print title if applicable)

Address	[Intentionally deleted]

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

GC&H Investments, LLC

Signature	/s/ John L. Cardoza

Name	John L. Cardoza
(please print)

Title	Managing Member
(please print title if applicable)

Address	One Maritime Plaza, #2000

San Francisco, CA 94111

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

G&H Partners

Signature	/s/ illegible

Name
(please print)

Title
(please print title if applicable)

Address

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

Signature	/s/ Anand Jagannathan

Name	Anand Jagannathan
(please print)

Title
(please print title if applicable)

Address	[Intentionally deleted]

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

Signature	/s/ David E. Shuer

Name	David E. Shuer
(please print)

Title	VP. Marketing
(please print title if applicable)

Address	[Intentionally deleted]

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

Signature	/s/ Randy Peerson

Name	Randy Peerson
(please print)

Title	VP, Analytics
(please print title if applicable)

Address	[Intentionally deleted]

SIGNATURE PAGE TO RESPONSYS, INC. THIRD AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS

Name	No. of Shares of Series A Preferred	No. of Shares of Series B Preferred	No. of Shares of Series C Preferred	No. of Shares of Series D Preferred	No. of Shares of Series E Preferred
Sigma Partners 6, L.P. Sigma Partners 1600 El Camino Real, Suite 280 Menlo Park, CA 94025 Attn: Greg Gretsch Attn: Marilyn Stallings			7,149,716		18,986,216

Sigma Associates 6, L.P. Sigma Partners 1600 El Camino Real, Suite 280 Menlo Park, CA 94025 Attn: Greg Gretsch Attn: Marilyn Stallings			922,819		2,071,885

Sigma Investors 6, L.P. Sigma Partners 1600 El Camino Real, Suite 280 Menlo Park, CA 94025 Attn: Greg Gretsch Attn: Marilyn Stallings			7,091		284,477

Redpoint Ventures I, L.P. Redpoint Ventures 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025 Attn: Tim Haley		2,567,655	1,273,056		11,548,686

Redpoint Technology Partners Q-1, L.P. Redpoint Ventures 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025 Attn: Tim Haley		312,549	139,526

Name	No. of Shares of Series A Preferred	No. of Shares of Series B Preferred	No. of Shares of Series C Preferred	No. of Shares of Series D Preferred	No. of Shares of Series E Preferred
Redpoint Technology Partners A-1, L.P. Redpoint Ventures 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025 Attn: Tim Haley		49,944	22,292

Redpoint Associates I, LLC Redpoint Ventures 3000 Sand Hill Road Building 2, Suite 290 Menlo Park, CA 94025 Attn: Tim Haley		90,622	40,878		329,012

Foundation Capital IL L.P. 70 Willow Road, Suite 200 Menlo Park, CA 94025 Attn: Ted Meyer	3,437,233	781,276			12,686,261

Foundation Capital II Entrepreneurs Fund, LLC 70 Willow Road, Suite 200 Menlo Park, CA 94025 Attn: Ted Meyer	404,380	91,914			1,492,498

Foundation Capital II Principals Fund, LLC 70 Willow Road, Suite 200 Menlo Park, CA 94025 Attn: Ted Meyer	202,191	45,957			746,252

Foundation Capital Leadership Fund, L.P. 70 Willow Road, Suite 200 Menlo Park, CA 94025 Attn: Ted Meyer			3,620,112		7,794,556

Foundation Capital Leadership Principals, LLC 70 Willow Road, Suite 200 Menlo Park, CA 94025 Attn: Ted Meyer			96,534		207,851

Name	No. of Shares of Series A Preferred	No. of Shares of Series B Preferred	No. of Shares of Series C Preferred	No. of Shares of Series D Preferred	No. of Shares of Series E Preferred
Accel VI L.P. 428 University Avenue Palo Alto, CA 94301 Attn: Bruce Golden Attn: Richard Zamboldi	3,291,655	748,188

Accel Internet Fund II L.P. 428 University Avenue Palo Alto, CA 94301 Attn: Bruce Golden Attn: Richard Zamboldi	420,555	95,592

Accel Keiretsu VI L.P. 428 University Avenue Palo Alto, CA 94301 Attn: Bruce Golden Attn: Richard Zamboldi	52,568	11,949	31,356		253,256

Accel Investors ‘98 L.P. 428 University Avenue Palo Alto, CA 94301 Attn: Bruce Golden Attn: Richard Zamboldi	279,022	63,421	161,813		1,159,133

Accel VI-S L.P. 428 University Avenue Palo Alto, CA 94301 Attn: Bruce Golden Attn: Richard Zamboldi			1,958,142		15,647,324

Accel Investors ‘98-S L.P. 428 University Avenue Palo Alto, CA 94301 Attn: Bruce Golden Attn: Richard Zamboldi			260,717		2,421,517

G & H Partners 155 Constitution Drive Menlo Park, CA 94025 Attn: Jonathan Gleason		24,510			62,372

GC&H Investments		18,382			46,777

Name	No. of Shares of Series A Preferred	No. of Shares of Series B Preferred	No. of Shares of Series C Preferred	No. of Shares of Series D Preferred	No. of Shares of Series E Preferred
Sabeer Bhatia ttee for the Sabeer Bhatis Trust U/D/T August 6, 1998	130,434				331,924

Farouk Arjani, as Trustee of The Farouk Arjani Trust under Agreement Dated December 2, 1998 24892 Olive Tree Lane Los Altos Hills, CA 94024	65,217				165,962

RBW Investments, LLC				66,862	170,148

The Entrepreneurs’ Fund II, L.P.			155,645	626,520	1,990,427

The Entrepreneurs’ Growth Fund, L.P.			317,641	1,191,678	3,840,865

The Entrepreneurs’ Fund, L.P.			155,645	626,499	1,990,374

Jeffrey T. Webber				20,308	51,679

Anand Jagannathan	568				404,866

Dana A. Johnson as Trustee of the Scott F. Johnson and Dana A. Johnson Living Revocable Trust dated 2/26/92					10,229

The Board of Trustees of the Leland Stanford Junior University (Daper 1)	285				725

David Silver				160,652	542,893

Randall Peerson				79,525	224,717

Lighthouse Capital Partners IV, L.P.

EXHIBIT B

FOUNDERS

Anand Jagannathan

Reghunath Raghavan

George Wiedemann